Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

To the Stockholders of
L.A.M. Pharmaceutical, Corp.
Toronto, Ontario Canada

                    We consent to the use in this Registration Statement of L.A.M. Pharmaceutical, Corp. on Form SB-2/A of our report dated February 24, 2005 of L.A.M. Pharmaceutical, Corp. for the years ended December 31, 2004 and 2003, and to the reference to us under the Heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Rotenberg & Co., LLP

Rotenberg & Co., LLP
Rochester, New York
            June 24, 2005